EXHIBIT 5.1

Sullivan & Worcester LLP
One Post Office Square
Boston, MA 02109

September 11, 2012

EuroSite Power Inc.

45 First Avenue

Waltham, Massachusetts 02451

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-1 (File No. 333-182620) (the “Registration Statement”) being filed by EuroSite Power Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 15,000,000 shares of Common Stock, $.001 par value per share of the Company (the “Shares”), 15,000,000 warrants to purchase Common Stock (the “Warrants”), 15,000,000 shares of Common Stock issuable upon the exercise of the Warrants (the “Warrant Shares”), and units consisting of one Share and one Warrant (the “Units”), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

We are acting as counsel for the Company in connection with the Registration Statement. We have examined signed copies of the Registration Statement and have also examined and relied upon resolutions of the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.  Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

Based upon and subject to the foregoing, we are of the opinion that:

(1)	With respect to the Shares, when (i) the Registration Statement has become effective under the Securities Act; (ii) the securities purchase agreements relating to the purchase and sale of the Shares (the “Securities Purchase Agreements”) have been duly authorized, executed and delivered; (iii) the Shares have been issued and sold as contemplated by the Securities Purchase Agreements and the Registration Statement; and (iv) the Company has received the consideration provided for in the Securities Purchase Agreements, the Shares will be validly issued, fully paid and nonassessable.

(2)	With respect to the Warrants, when (i) the Registration Statement has become effective under the Securities Act; (ii) the Securities Purchase Agreements relating to the Warrants have been duly authorized, executed and delivered; (iii) the Warrants have been issued and sold as contemplated by the Securities Purchase Agreement and the Registration Statement; and (iv) the Company has received the consideration provided for in the Securities Purchase Agreements, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(3)	With respect to the Warrant Shares, when (i) the Registration Statement has become effective under the Securities Act; (ii) the Shares have been issued and sold as contemplated by the Warrants and the Registration Statement; and (iii) the Company has received the consideration provided for in the Warrants and such consideration is not less than the par value of the Warrant Shares, the Warrant Shares will be validly issued, fully paid and nonassessable.

(4)	With respect to the Units, when (i) at the time of execution, issuance and delivery of the Units and any agreement related thereto will have been duly authorized, executed and delivered by the Company and the other parties to such agreement and will be the valid and legally binding obligation of the parties thereto, enforceable against such parties in accordance with its terms; and (ii) all necessary conditions and actions with respect to the securities of which the Units are comprised shall have been duly met or taken, as provided for in (1) – (2) above, as applicable, the Units will be validly issued, fully paid and nonassessable.

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We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Sullivan & Worcester LLP

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